                                 EXHIBIT 23.7

                         INDEPENDENT AUDITOR'S CONSENT


     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-28627) of Eastern Environmental Services, Inc. of our report dated April 22, 1997 on the financial statement of Apex Waste Services, Inc. appearing in Amendment No. 1 to the Current Report on Form 8-K of Eastern Environmental Services, Inc. dated March 31, 1997 (as amended and filed with the Commission on May 15, 1997).



                                       /s/ Daniel P. Irwin and Associates P.C.
                                       -----------------------------------------
                                       Daniel P. Irwin and Associates P.C.


Stafford-Wayne, Pennsylvania

June 16, 1997





                                    - 34 -